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Exhibit 5

CERTIFICATIONS

        In connection with the annual report of Central Fund of Canada Limited (the "Company"), for the period ended October 31, 2002 as filed with the Securities and Exchange Commission on Form 40-F on the date hereof (the "Report"), I, J.C. Stefan Spicer, President and Chief Executive Officer of the Company, certify that:

(1)
the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ J.C. STEFAN SPICER J.C. Stefan Spicer President and Chief Executive Officer

Dated: February 24, 2003

        In connection with the annual report of Central Fund of Canada Limited (the "Company"), for the period ended October 31, 2002 as filed with the Securities and Exchange Commission on Form 40-F on the date hereof (the "Report"), I, Catherine A. Spackman, Treasurer of the Company, certify that:

(1)
the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ CATHERINE A. SPACKMAN Catherine A. Spackman Treasurer

Dated: February 24, 2003

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  Exhibit 5
CERTIFICATIONS